ALLONGE AND MODIFICATION AGREEMENT

This ALLONGE AND MODIFICATION AGREEMENT ("Modification") is entered into this 5th day of June, 2013, by and among JOHN D. GIBBS ("Lender"); and ATHENA SILVER CORPORATION, a Delaware corporation ("Borrower");

RECITALS

A.

Borrower executed and delivered to Lender its Credit Agreement dated July 18, 2012 with a Maximum Line Balance in the original principal amount of $1.0 million (the “Credit”).

B.

Under the Credit, the Borrower has drawn advances, each evidenced by an Unsecured Convertible Credit Note (the “Note”).

C.

The Credit and Note will mature and become due and payable on July 31, 2013 (the “Maturity Date”).

D.

Borrower has requested, and Lender is willing to agree to, an extension of the maturity date of the Credit and Notes with modifications to its terms and subject to the conditions hereinbelow set forth.

AGREEMENT

NOW THEREFORE, for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Acknowledgement of Recitals.  Borrower and Lender acknowledge and agree that the foregoing Recitals are true and correct statements of fact and that as of the date of this Modification, they are indebted to Lender for the Current Outstanding Balance as set forth in the foregoing Recitals

2.

Modification of Credit.  Effective as of the date of this Modification, the terms of the Credit and Notes shall be modified as follows:

2.1

Maturity Date.  The maturity date of the Credit, Loan and Notes shall be extended to July 31, 2014  ("Maturity Date"). .

2.2

Waiver of Prior Defaults.  The Lender hereby unconditionally waives any and all prior or existing defaults under the Credit and Notes.

2.3

Amendments to Credit.  Lender and Borrower agree that Sections 5 and 6 of the Credit Agreement be and are hereby deleted, in their entirety, and shall no longer be of any force or effect.

3.

Future Defaults. Borrower acknowledges that Lender has agreed to waive the existing defaults on the Loan; however, Borrower acknowledges and agrees that such waiver does not extend to any future default under the Loan, including, without limitation, in the event additional debt is entered into by Borrower without the prior consent of Lender.

4.

Authority to Enter into this Modification.  Borrower hereby states that it has the requisite authority to enter into this Modification and hereby indemnifies Lender from any and all claims or losses which Lender may incur as a result of any party lacking the necessary requisite authority to enter into this Modification.  All parties agree to execute any additional documentation or provide any additional documentation as may be reasonably requested by Lender to properly and further effectuate the terms of this Modification.

5.

Governing Law.  This Modification shall be governed by the laws of the State of Delaware.  The prevailing party in any litigation hereunder shall be entitled to recover reasonable legal fees and costs in addition to all other damages and remedies at law.

6.

No Representations Language/No Endorsement of Success or Feasibility.  Borrower and Guarantors understand and agree that Lender's consent to this Modification is not to be construed by them or any other party as an endorsement or acknowledgment by Lender, either explicitly or implicitly, of the feasibility or likelihood of success of this Modification.  Further, Lender makes no representations regarding the tax consequences of this transaction.

7.

Successors Bound/Integration.  The provisions of this Modification shall bind the respective heirs, executors, personal representatives, administrators, successors and assigns of the parties hereto.  This Modification incorporates all prior discussions and negotiations between the parties and may not be amended except in writing duly acknowledged by the parties.

8.

Severability.  The invalidity or unenforceability of any term or provision of this Modification shall not affect the validity or enforceability of the remaining terms and provisions hereof and each provision of this Modification shall be valid and enforceable to the fullest extent permitted by law.

9.

Counterparts.  This Modification may be separately executed, each of which shall be considered an original, and when taken together shall constitute the entire agreement between the parties.

IN WITNESS WHEREOF, the undersigned have caused this Modification to be executed as of the day and year first above written.

ATHENA SILVER CORPORATION,

a Delaware corporation

By:  /s/ John C. Power

          John C. Power, President

JOHN D. GIBBS

/s/ John D. Gibbs

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